First PacTrust Bancorp, Inc. Announces Appointment of Timothy Chrisman as Chairman of the Board and Appointment of Jeff Karish as a New Director.

Company Release - 10/28/11

CHULA VISTA, Calif.--(BUSINESS WIRE)-- First

PacTrust Bancorp, Inc. (the “Company”) (NASDAQ: BANC), the holding company for Pacific Trust Bank (the “Bank”), announced today that Mr. Timothy Chrisman has been appointed as Chairman of the Board of Directors of the Company, effective  October 24, 2011.  Mr. Chrisman replaces Mr. Alvin Majors, who will remain on the Company’s board and continue to serve as Chairman of the Company’s Audit Committee and as Chairman of the Board of Directors of the Bank.  Gregory Mitchell, the Company’s President and CEO commented, “We are grateful to Al Majors for his skilled and effective leadership of the Company’s board during the past several years and appreciate the continuity of leadership he will provide through continued service as Chairman of our Audit Committee and as Chairman of the Bank’s board.   We are also delighted to have Tim Chrisman as the new Chairman of the Company’s board.  Tim’s experience as Chairman of the Board of other publicly traded banks, and his current service as Chairman of the Board of the Federal Home Loan Bank of San Francisco, make him uniquely qualified to lead the Company’s board as we continue to execute our growth strategies.”

On October 24, 2011, the Company’s Board of Directors also appointed Mr. Jeff Karish as a director of the Company and as a member of the Company’s Audit Committee. Mr. Karish currently serves as Executive Vice President and acting General Counsel of Windsor Media LLC, and previously held positions as Head of Strategy for Yahoo’s Media Group, and as an Associate Principal for McKinsey & Company in Los Angeles.  He holds a masters degree from Cambridge University and a law degree from Harvard Law School.

In commenting on the addition of Mr. Karish to the Company’s board, Mr. Mitchell noted that” “We are pleased to welcome Jeff to our board and look forward to leveraging his deep  strategic  and managerial expertise as we continue to build First PacTrust Bancorp, Inc., and Pacific Trust Bank into the consolidator of choice and “Bank of Choice” in California.  Jeff will bring a new and expanded level of critical thinking and independence to our board and provide significant value as we identify, evaluate and execute strategic alternatives aimed at maximizing shareholder value.”

About the Company

First PacTrust Bancorp, Inc. is the parent holding company of Pacific Trust Bank and is headquartered in Chula Vista, California. The Bank currently operates through eleven banking offices serving primarily San Diego and Riverside Counties in California.  The Bank provides customers with the convenience of banking at more than 4,300 branch locations throughout the United States as part of the CU Services Network and 28,000 fee-free ATM locations through the CO-OP ATM Network.

Forward-Looking Statements

Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could cause actual results or actual effects to differ materially from those reflected in the forward looking statements include, but are not limited to, the following: expected cost savings, synergies and other benefits from the Company’s merger and acquisition activities, including its pending acquisitions of Gateway Bancorp and Beach Business Bank, might not be realized within the anticipated time frames or at all, might result in goodwill charges, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; the possible dilutive effect of acquisitions; changes in interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. Government, including the U.S. Treasury and the Federal Reserve Board; the quality and composition of the Company’s loan and investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company’s market area;;  changes in accounting principles, policies and guidelines; and other risks described in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward looking statements and undue reliance should not be placed on such statements.  The Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the dates on which the forward looking statements are made.

Source: First PacTrust Bancorp, Inc.

Contact:

First PacTrust Bancorp, Inc.

Gregory A. Mitchell, President and CEO

619-691-1519 x4474